                                                                    EXHIBIT (11)

                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
                       COMPUTATIONS OF PER SHARE EARNINGS
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                 Three Months Ended                    Six Months Ended                 Twelve Months Ended
                          ----------------------------------  ----------------------------------  ---------------------------------
                            July 29, 1995     July 30, 1994     July 29, 1995     July 30, 1994     July 29, 1995     July 30, 1994
                          ----------------  ----------------  ----------------  ----------------  ----------------  ----------------
                          Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares  Earnings  Shares
                          --------  ------  --------  ------  --------  ------  --------  ------  --------  ------  --------  ------
Primary Computations
--------------------
Net earnings                $  28            $   49            $  39             $  88              $ 385             $ 409
Less:  Dividend
 requirements on ESOP
 preferred shares, net
 of tax benefit on
 unallocated shares            (5)               (4)             (10)               (9)              (19)               (17)
                            -----            ------            -----             -----              -----             -----
Adjusted net earnings       $  23            $   45            $  29             $  79              $ 366             $ 392
                            =====            ======            =====             =====              =====             =====
Average common shares
 outstanding                         71.8              71.6              71.8              71.6              71.7              71.5

Average number of common
 share equivalents:
   Stock options                      0.2               0.2               0.1               0.2               0.2               0.2
   Performance shares                 0.3               0.2               0.3               0.2               0.2               0.2
                                     ----              ----              ----              ----              ----              ----
Adjusted common
 equivalent shares
 outstanding--primary                72.3              72.0              72.2              72.0              72.1              71.9
                                     ====              ====              ====              ====              ====              ====
PRIMARY EARNINGS PER SHARE  $0.32            $ 0.62            $ .41             $1.10              $5.07             $5.45
                            =====            ======            =====             =====              =====             =====

Fully Diluted Computations
--------------------------
Net earnings                $  28            $   49            $  39             $  88              $ 385             $ 409
Less:  Dividend
    requirements on ESOP
    preferred shares,
    net of tax benefit
    on unallocated shares      (5)/a/             -              (10/a/              -                  -                 -
Less:  Earnings impact of
    assumed ESOP preferred
    share conversion, net
    of tax benefit on
    unallocated shares          -/a/             (3)               -/a/             (6)               (13)              (12)
                            -----            ------            -----             -----              -----             -----
Adjusted net earnings       $  23            $   46            $  29             $  82              $ 372             $ 397
                            =====            ======            =====             =====              =====             =====
Average common and common
 equivalent
 shares-primary                      72.3              72.0              72.2              72.0              72.1              71.9
Additional common stock
 equivalents
 attributable to
 application of the
 treasury stock method                0.1               0.1               0.1               0.1                 -                 -
Assumed conversion of ESOP
 preferred  shares                      -/a/            4.2                 -/a/            4.2               4.2               4.3
                                     ----              ----              ----              ----              ----              ----
Adjusted common equivalent
 shares outstanding--fully
 diluted                             72.4              76.3              72.3              76.3              76.3              76.2
                                     ====              ====              ====              ====              ====              ====
FULLY DILUTED EARNINGS PER
 SHARE                      $0.32            $ 0.61            $0.41             $1.07              $4.87             $5.21
                            =====            ======            =====             =====              =====             =====
AVERAGE ALLOCATED ESOP
 PREFERRED SHARES
 OUTSTANDING (IN MILLIONS)            2.5               2.1               2.4               2.0               2.1               1.6
                                     ====              ====              ====              ====              ====              ====

/a/ ESOP preferred shares are not dilutive. See Notes to Condensed Consolidated Financial Statements.